Exhibit 11.0

Computation of Earnings Per Share

Year Ended December 31, 1999

(Rounded to the nearest hundred dollars, except share data)





Weighted average number of common shares outstanding                7,907,054
                                                                -------------
Common stock equivalents - stock options                                    0
Common stock equivalents - preferred stock                                  0
                                                                -------------
Average common and common stock equivalents outstanding             7,907,054
                                                                -------------
Net income (loss)                                               $   (322,100)
                                                                -------------
Earnings per share(1)                                           $      (0.04)
                                                                -------------

(1) Fully diluted earnings per share have not been presented because the effectsare not material



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